As filed with the Securities and Exchange Commission on October 22, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CVR ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	61-1512186
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John J. Lipinski
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-3200
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:

Stuart H. Gelfond Michael A. Levitt Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Peter J. Loughran Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-137588

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum
Title of Each Class of	to be	Aggregate Price	Aggregate Offering
Securities to be Registered	Registered (1)	per Unit (1)(2)	Price (1)(2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value(4)	1,725,000	$19.00	$32,775,000	$1,007

(1)	Includes 225,000 shares which the underwriters have the option to purchase.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

(3)	The Registrant has previously paid $48,150 in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-137588).

(4)	Includes 1,725,000 shares of our common stock, par value $0.01 per share, which may be offered pursuant to this registration statement, which represents additional shares to be sold by the Registrant. Such amount is in addition to the common stock previously registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-137588).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (file No. 333-137588) filed by CVR Energy, Inc. with the Securities and Exchange Commission on September 26, 2006, as amended through the date hereof, including the exhibits thereto, which was declared effective by the SEC on October 22, 2007, is incorporated herein by reference.

This 462(b) Registration Statement is being filed for the purpose of registering 1,725,000 shares of our common stock, par value $0.01 per share, which will be offered pursuant to this 462(b) Registration Statement.

We hereby certify to the SEC that we have previously paid the SEC amounts sufficient to cover the filing fee set forth on the cover page of this 462(b) Registration Statement for the additional shares of common stock being registered hereby in connection with our Registration Statement on Form S-1 (File No. 333-137588).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sugar Land, State of Texas, on this 22nd day of October 2007.

CVR ENERGY, INC.

By:	/s/ John J. Lipinski
John J. Lipinski
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John J. Lipinski John J. Lipinski		Chief Executive Officer, President and Director (Principal Executive Officer)	October 22, 2007

* James T. Rens		Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2007

* Wesley Clark		Director	October 22, 2007

* Scott L. Lebovitz		Director	October 22, 2007

* Regis B. Lippert		Director	October 22, 2007

* George E. Matelich		Director	October 22, 2007

* Stanley de J. Osborne		Director	October 22, 2007

* Kenneth A. Pontarelli		Director	October 22, 2007

* Mark Tomkins		Director	October 22, 2007

* By:	/s/ John J. Lipinski John J. Lipinski, As Attorney-in-Fact

ITEM 16.	EXHIBITS.

The exhibits filed as part of this 462(b) Registration Statement are as follows:

Number	Exhibit Title
5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
23.1	Consent of KPMG LLP
23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)
24.1	Power of Attorney (filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-137588) filed on September 26, 2006, as amended, and incorporated herein by reference).